EXHIBIT (99)
FIRST UNION CORPORATION OF VIRGINIA AND SUBSIDIARIES
SUMMARIZED FINANCIAL DATA
DECEMBER 31, 1996 AND 1995
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        In connection with the merger of Dominion Bankshares Corporation into
First Union Corporation of Virginia ("FUNC-VA"), a wholly owned subsidiary of First Union Corporation ( the "Corporation"), on March 31, 1993, FUNC-VA assumed, and subsequently the Corporation guaranteed, FUNC-VA's publicly held 9-5/8 % Subordinated Capital Notes due in 1999. Set forth below is summarized consolidated financial information for FUNC-VA and subsidiaries for the periods indicated.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                    YEARS ENDED
                                                    DECEMBER 31,
                                    ---------------------------------

(IN MILLIONS)                                      1996        1995
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Net interest income                         $       648         537
Income before income taxes                          439         280
Net income                                  $       281         183
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CONSOLIDATED CONDENSED BALANCE SHEETS

                                                       DECEMBER 31,
                                          ---------------------------------

(IN MILLIONS)                                            1996        1995
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Assets                                            $     20,131      17,077
Securities available for sale                            4,340       3,424
Investment securities                                      403         528
Loans, net of unearned income                           10,956      10,149
Stockholder's equity                              $      1,811       1,378
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